Exhibit 10.10

EX-10.10 PRESS RELEASE by Rentech, Inc. dated December 10, 2004

RENTECH, INC.

For Immediate Release

December 10, 2004

Rentech and Royster-Clark Sign Definitive Stock Purchase Agreement

For Royster-Clark Nitrogen and Agree to the Terms of a Fertilizer Product Distribution Agreement

Denver, Colorado–Rentech, Inc. (AMEX:RTK) announced today that Rentech Development Corporation (RDC), its wholly owned subsidiary, and Royster-Clark, Inc. (RCI) have signed the definitive Stock Purchase Agreement for the purchase and sale of all the issued and outstanding shares of common stock of Royster-Clark Nitrogen, Inc., the owner of a 830-ton per day natural gas-fed nitrogen fertilizer plant in East Dubuque, Illinois, all pursuant to the Letter of Intent and Amendment thereto between the parties (see previous announcements dated August 9, 2004 and November 4, 2004). The closing of the purchase and sale is contingent upon the completion of both debt and equity financing and certain administrative requirements on or before January 31st, 2005.

RDC will pay $50 million for the outstanding shares of common stock of Royster-Clark Nitrogen, Inc., plus $13 million for net working capital including cash and inventory which is subject to adjustment at closing. Rentech intends to continue to operate the plant as a natural gas-fed nitrogen plant while converting it to a coal-fed gasification process using Illinois coal instead of expensive natural gas as its feedstock. The new and expanded gasification process will generate the synthesis gas necessary to increase the nitrogen fertilizer production in addition to Fischer-Tropsch (FT) ultra-clean fuels and surplus electricity. RDC estimates that it will take approximately three and one-half years to convert the plant from natural gas to coal feedstock.

Additionally, RDC and Royster-Clark Resources LLC (RCR), a subsidiary company of RCI, have reached agreement to the terms of an exclusive Distribution Agreement appointing RCR as RDC’s exclusive distributor for the sale, purchase and resale of anhydrous ammonia, UAN solutions, nitric acid and granular urea manufactured at the plant for agricultural and industrial use in the United States, all subject to the terms of that Agreement. RCI, headquartered in Norfolk, Virginia, is one of the nation’s largest retailers of fertilizer products, carrying a broad line of agricultural products and providing services to farmers.

1331 17th Street, Suite 720, Denver, Colorado 80202 • 303/298-8008 • FAX 303/298-8010

The co-production of nitrogen fertilizer, FT fuels and electricity from coal derived synthesis gas is anticipated to significantly improve the thermal efficiency and in turn the projected profitability of the overall process, and directly relates to a patent issued to Rentech in October 2003. (US Patent No. 6,632,846 which provides a method of using the excess hydrogen and carbon dioxide streams produced from a typical Fischer-Tropsch process for the production of ammonia and urea). Rentech anticipates that this initial project could be the catalyst for several additional conversion efforts within the domestic nitrogen fertilizer industry which has suffered from high volatile natural gas prices since 1999.

Rentech, Inc., a Denver, Colorado corporation, incorporated in 1981, is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids process for conversion of synthesis gas made from natural gas, industrial off-gas, or solid or liquid carbon-bearing materials, including coal, into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes and fuel for fuel cells.

Safe Harbor Statement

Certain information included in this report contains, and other reports or materials filed or be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company or its management) contain or will contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect Rentech’s results include our ability to obtain financing for the purchase and conversion of the plant and for working capital; acquisition of an inexpensive long-term coal supply contract; natural gas prices during the construction phase; final project costs due to volatility of prices of equipment; obtaining customers and favorable prices for the products; the timing of various phases of the project; the entry into definitive agreements with others related to the project, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are currently only as of the date made.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008 or E-mail at mkir@rentk.com, or see the Company’s web site at: www.rentechinc.com

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